EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


                    Name                           Jurisdiction of Incorporation
-----------------------------------------          -----------------------------
Semitool Europe Ltd.                               United Kingdom
Semitool Halbleitertechnik Vertriebs GmbH          Germany
Semitool France SARL                               France
Semitool Italia SRL                                Italy
Semitool Japan KK                                  Japan
Semitool, Inc., Korea                              Korea
Semitool FSC, Inc.                                 Barbados
Semitool (Asis) Pte Ltd.                           Singapore
Semy Engineering, Inc.                             Delaware
Rhetech, Inc.                                      Delaware